                                   AGREEMENT

                                    between

                                YVES C. FAROUDJA

                                      and

                          Faroudja Laboratories, Inc.

                              DATED MARCH 8, 1998


          Faroudja Laboratories, Inc. (the "Company"), a California corporation, and Yves C. Faroudja (the "Advisor") agree as follows:

          1.   FUNCTIONS AND DUTIES.

               (a) The Company shall use the services of the Advisor, and the Advisor shall provide services to the Company, as Founder, director, Chairman of the Executive Committee and ex-officio member of the Compensation Committee of Faroudja, Inc. ("FI"). In addition, the Advisor will serve as Chief Technical Officer ("CTO") of the Company until such time as another CTO is hired, at which time the Advisor will take the title of "Senior Fellow" of the Company.

               (b) The Advisor will assist the Company in the following areas:

                    (i)  Recruit a replacement CTO;

                    (ii) Present the Company's position at public forums, including CES, NAB and IBC;

                    (iii)As director and as a member of the Executive Committee, participate in the decision making process for major changes of policy, definition of new products, acquisitions, licenses and other significant business events;

                    (iv) Provide technical and development assistance;

                    (v) Provide assistance in the prosecution of patents where the Advisor was or is an inventor or was or is one of the co-inventors; and

                    (vi) Provide assistance for litigation relating to the Company's intellectual property.

               (c) The amount of time devoted by the Advisor as well as the time periods, will be at the sole discretion of the Advisor. The Advisor will participate in the CES, NAB and IBC shows.

               (d) The Advisor will provide his services as an independent contractor to the Company and not as an employee.

          2. TERM OF SERVICES. The term of the Advisor's services under this Agreement shall commence on the date of this Agreement and shall continue until the close of business on the third anniversary of this Agreement, except that the Advisor's services shall be subject to earlier termination under
Section 9 and, with the mutual agreement of the parties, shall be subject to extension after the third anniversary of this Agreement. This Agreement shall supersede the Employment Agreement dated March 8, 1996 between the Company and Advisor effective as of the date of this Agreement.

          3.   COMPENSATION.

               (a) As compensation for all services the Advisor renders during the term of this Agreement the Company shall pay the Advisor a fee at the rate of $150,000 per year for the term of this Agreement. The Advisor's fee shall be payable in equal installments at least monthly.

               (b) Advisor shall also be granted a five (5) year option under the 1997 Performance Stock Option Plan for an aggregate of 22,500 shares which become exercisable as to 1/36 of such shares on a monthly basis.

          4. EXPENSES. During the term of this Agreement, the Company shall reimburse the Advisor for reasonable business expenses incurred by him in the performance of his duties on behalf of the Company, FI or any of their affiliates upon presentation of vouchers or other evidence of such expenses in accordance with the policies of the Company.

          5. MEDICAL INSURANCE. Medical insurance will be purchased by the Company for the Advisor and his family, and the benefits provided by such an insurance policy shall be comparable to those provided to the Company's employees under the best medical plan presently offered by the Company, provided, however, that the Company shall only be responsible for paying premiums and reimbursing deductible amounts not to exceed $13,680 per year, with the Advisor responsible for the balance, if any.

          6. AUTOMOBILE. During the term of this Agreement, the Advisor shall have use, at no charge, of the company car that he presently uses (license number 3NDV219). Upon expiration or termination of this Agreement for any reason, the Company shall transfer to the Advisor title to that car at no charge.

          7. KEY MAN LIFE INSURANCE. During the term of this Agreement, the Company may at any time and from time to time obtain insurance on the Advisor's life in such amounts and in such forms as the Company may in its sole discretion determine (it being understood that the Advisor shall have no interest in such insurance and, if the Company so requests, the Advisor shall submit to such medical examinations, supply such information and execute such documents as may reasonably be required to obtain such insurance).

          8. LOCATION. Advisor intends to render his services from outside the United States. Company will not make any withholding for U.S. or state taxes. Advisor will travel to trade shows and to Company's headquarters in the U.S. for liaison purposes when mutually agreed or FI Board of Directors meetings.

          9.   TERMINATION

               (a) The term of Advisor's services shall terminate upon his death, and may be terminated at any earlier time at the option of the Company as a result of Advisor's Disability or for Cause (as defined below). On the termination of the Advisor's services as a result of his death or at the Company's option as a result of the Advisor's Disability or for Cause, the Company shall pay the Advisor (or his named beneficiary or estate) the amount of his salary and other benefits accrued to the date of termination (with no reduction for any period of Disability prior to termination), plus if such termination is as a result of Advisor's Disability, salary for an additional six (6) months. Except as specifically provided in this Agreement, the Company shall have no other obligation to the Advisor (or his named beneficiary or estate).

               (b)  As used in this Agreement,

                    (i) the term "Disability" means the failure of the Advisor substantially to perform his duties and obligations under this Agreement for 90 consecutive days because of any mental or physical incapacity, as determined by a physician mutually agreed upon by the Company and the Advisor, or if, after 30 days, they are unable to agree about the identity of the physician, by a physician selected by the American Arbitration Association, and

                    (ii) the term "Cause" means (A) any action by the Advisor that constitutes dishonesty, a violation of law or a fraud against the Company or any of its affiliates, (B) the conviction of the Advisor for a felony, (C) willful misconduct, drunkenness or abuse of any controlled substance by the Advisor (but only if such misconduct, drunkenness or abuse adversely affects the Advisor's performance under this Agreement) or (D) any material breach by the Advisor of this Agreement provided that Advisor is provided with thirty (30) days prior notice and has not cured such event during such notice period.

               (c) Advisor shall have the right to terminate his services and this Agreement prior to the end of the term by providing six (6) months notice to Company.

          10.  NON-SOLICITATION.

               The Advisor shall not at any time during the term of this Agreement or for a period of two years thereafter hire on his own behalf, or on behalf of any other enterprise, any individual who was an employee of the Company, FI or any of their affiliates at any time during the one-year period immediately preceding the termination of the Advisor's services by the Company.

          11.  CONFIDENTIALITY.

               The Advisor shall at all times during the term of his services and thereafter hold in confidence all Confidential Information (as defined below) that may have come or may come into his possession or within his knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Company, FI or any of their affiliates. The Advisor agrees that neither he nor any person or enterprise controlled by him will for any reason directly or indirectly, for himself or any other person, use or disclose any trade secrets, proprietary or confidential information, inventions, processes or procedures, patents, trademarks, trade names, customer lists, service marks, service names, copyrights, applications for any of the foregoing or licenses or other rights in respect thereof (collectively, "Confidential Information"), owned or used by, or licensed to, the Company, FI or any of their affiliates; provided, that the Advisor may disclose Confidential Information that has become generally available to the public other than as a result of a breach of this Agreement by the Advisor or pursuant to an order of a court of competent jurisdiction or of a governmental agency, department or commission or that arises after the fifth anniversary of this Agreement. Upon termination of this Agreement, the Advisor shall promptly surrender to the Company all documents that contain Confidential Information and that are within his possession or control.

          12. PERMITTED INVESTMENTS. Nothing contained in this Agreement shall prohibit the Advisor from owning as a passive investment not more than ten percent of the outstanding securities of any class of any publicly-held company.

          13. LICENSE AGREEMENT. Sections 2.2(c) and 14.1 of the agreement dated as of January 20, 1997 between the Advisor and the Company (the "License Agreement") shall each be amended by replacing the clause "employee of Company," with "an advisor to the Company under the Agreement between Faroudja and the Company dated as of March 8, 1998".

          14. NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery, (b) facsimile transmission, (c) registered or certified mail, postage prepaid, return receipt requested or (d) overnight delivery service. Notices shall be sent to the appropriate party at his or its address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this Section 12:

          if to the Advisor, to him at:

               --------------------------

               --------------------------

               --------------------------

               --------------------------

          if to-the Company, to it at:

               Faroudja Laboratories, Inc.
               750 Palomar Avenue
               Sunnyvale, CA 94086
               Fax:  (408) 735-8571
               Attn:  President


All such notices and communications shall be deemed received upon (a) actual receipt by the addressee, (b) actual delivery to the appropriate address or
(c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

          15. ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, the parties' respective successors, assigns, heirs and legal representatives. This Agreement shall be assigned to and shall inure to the benefit of any successor to substantially all the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all the assets of the Company or otherwise, and the Company shall cause its successors to assume its obligations under this Agreement (but no such assignment shall relieve it of its obligations under this Agreement).

          16. SEVERABILITY. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall for any reason or to any extent be invalid or unenforceable,, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected, but shall be enforced to the full extent permitted by law.

          17. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the state of California (without application of conflict of law provisions).

          19. ARBITRATION. All claims, disputes and other matters as to which the parties disagree arising out of this Agreement, or the interpretation or breach or alleged breach of this Agreement, shall be decided by final and binding arbitration in accordance with the Rules of Practice and Procedure of the Judicial Arbitration and Mediation Services/Endispute ("JAMS") then in effect, unless the parties mutually agree otherwise. The arbitration shall be conducted before a retired judge selected by Agreement of the parties from the JAMS panel. If the parties cannot agree upon the arbitrator, JAMS will provide a list of three available retired judges and each party may strike one. The remaining judge will serve as arbitrator. The arbitration shall be held in San Jose, California at a location selected by the arbitrator. This Agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable contractual, or other, statute of limitations. It is the parties' objective to expedite the arbitration proceedings by placing the following limitations on discovery: (a) each party may propound only one interrogatory requesting the name, business affiliation and address of each witness to be called at the arbitration hearing; (b) on a date to be determined at the prehearing conference, each party may serve one request for the production of documents, the requests shall be limited to 30, including subparts, and the documents are to be exchanged 30 days later; and
(c) each party may depose two witnesses. Each deposition must be concluded within four hours-and all depositions must be completed within 30 days of the prehearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. The arbitration proceedings shall remain confidential. Any monetary award of the arbitrators may include interest at the prime rate as published from time to time by The Chase Manhattan Bank, N.A., plus one percent, which interest shall accrue from the date the claim, dispute or other matter in question was rightfully due and payable under this Agreement until the date the award is paid to the prevailing party. There shall be no restriction on the power of the arbitrator to award punitive damages in the appropriate case. The award rendered by the arbitrator shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. Each party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses connected with.the presentation of such party's case. The cost of the arbitration, including the cost of the record or transcripts of the record, if any, administrative fees and all other fees involved, shall be shared equally, unless the arbitrator otherwise directs.

          Notwithstanding anything to the contrary in this Section 19, this
Section 19 shall not govern any claim, dispute or other matter as to which the parties disagree arising out of the License Agreement.

          20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original, but both of which together shall constitute the same instrument.


                                       FAROUDJA LABORATORIES, INC.



                                       By:  /s/ Michael J. Moone
                                          ---------------------------
                                          Name: Michael J. Moone
                                          Title: President, CEO


                                            /s/ Yves Faroudja
                                          ---------------------------
                                          Yves Faroudja